AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2006

                                                     REGISTRATION NO. 333-113639

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                       HUNTINGTON BANCSHARES INCORPORATED
             (Exact name of registrant as specified in its charter)

            MARYLAND                                     31-0724920
     (State or jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                    Identification No.)



                              41 SOUTH HIGH STREET
                              COLUMBUS, OHIO 43287
                                  614-480-8300
                    (Address of principal executive offices)

              UNB Corp. 1987 Stock Option and Performance Unit Plan
                        UNB Corp. 1997 Stock Option Plan
             BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan
                            (Full title of the Plans)

                             RICHARD A. CHEAP, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                       HUNTINGTON BANCSHARES INCORPORATED
                              41 SOUTH HIGH STREET
                              COLUMBUS, OHIO 43287
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (614) 480-8300

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                         CALCULATION OF REGISTRATION FEE

============== =============== ================ ================ ===============
TITLE OF EACH                      PROPOSED        PROPOSED
  CLASS OF       AMOUNT OF         MAXIMUM         MAXIMUM
SECURITIES      SHARES TO BE      OFFERING        AGGREGATE         AMOUNT OF
   TO BE         REGISTERED         PRICE          OFFERING        REGISTRATION
 REGISTERED       (1)(2)         PER SHARE(3)      PRICE(3)           FEE (3)
-------------- --------------- ---------------- ---------------- ---------------
Common stock,
without
par value.....  654,958 shares         N/A            N/A               N/A

(1) The number of shares registered is based on an estimate of the maximum number of shares of common stock of Huntington Bancshares Incorporated ("Huntington") issuable under the UNB Corp. 1987 Stock Option and Performance Unit Plan, UNB Corp. 1997 Stock Option Plan and BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan (collectively, the "Plans").

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminate number of additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the Plans.

(3) The proposed maximum offering price was calculated and the fee was previously paid in connection with the filing with the U.S. Securities and Exchange Commission (the "SEC") of the Registration Statement on Form S-4 of Huntington (File No. 333-113639) on March 16, 2004.





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


                             INTRODUCTORY STATEMENT
                  Huntington Bancshares Incorporated, a Maryland corporation ("Huntington" or the "Registrant"), hereby amends its Registration Statement on Form S-4 (File No. 333-113639), as filed on March 16, 2004, and amended as of April 8, 2004 (the "Form S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to shares of common stock, without par value, that are issuable by Huntington upon the exercise of stock options granted under the UNB Corp. 1987 Stock Option and Performance Unit Plan, UNB Corp. 1997 Stock Option Plan and BancFirst Ohio Corp. 1997 Omnibus Stock Incentive Plan (collectively, the "Plans"). All such shares of Huntington common stock were originally registered on the Form S-4.

                  On March 1, 2006, Unizan Financial Corp. ("Unizan") merged with and into Huntington pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 27, 2004, by and between Huntington and Unizan. Pursuant to the Merger Agreement, at the effective time of the merger, each share of common stock of Unizan issued and outstanding immediately prior to the effective time of the merger, subject to certain exceptions, was converted into the right to receive 1.1424 shares of Huntington common stock, with cash in lieu of fractional shares. In addition, each option to acquire shares of Unizan common stock granted pursuant to the Plans that was outstanding and unexercised immediately prior to the effective time was converted into an option to acquire shares of Huntington common stock as adjusted to reflect the exchange ratio.






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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees and/or directors of the Registrant as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The SEC allows Huntington to incorporate by reference the information that Huntington discloses in its filings with the SEC. Incorporation by reference means that Huntington can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that Huntington files with the SEC will automatically update and supersede this information. The following documents previously filed by Huntington with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference (all documents SEC File No. 000-2525):

(a) Annual Report on Form 10-K for the year ended December 31, 2005;

(b) Current Report on Form 8-K dated March 1, 2006;

(c) The description of Huntington common stock contained in Huntington's Registration Statement on Form 8-A Registration Statement (File No. 000-2525), and any amendments thereto filed for the purpose of updating such description.

      Any document filed by Huntington pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or that deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such document. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or

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

superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

      The Registrant's Articles of Incorporation, as amended, provide that it shall indemnify its directors to the fullest extent under the general laws of the State of Maryland now or hereafter in force, including the advance of expenses to directors subject to procedures provided by such laws; its officers to the same extent it shall indemnify its directors; and its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with Maryland law.

      Section 2-418 of the Maryland general corporation law provides, in substance, that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, unless it is proved that the act or omission of the director was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property, or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the above, a director may not be indemnified in respect of any proceeding, by or in the right of the corporation, in which such director shall have been adjudged liable to the corporation or in respect of any proceeding charging improper receipt of a personal benefit.

      Termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct. Termination of any proceeding by conviction, plea of nolo contendere or its equivalent, or entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet the requisite standard of conduct. Indemnification is not permitted unless authorized for a specific proceeding, after a determination that indemnification is permissible because the requisite standard of conduct has been met (1) by a majority of a quorum of directors not at the time parties to the proceeding (or a majority of a committee of two or more such directors designated by the full board); (2) by special legal counsel selected by the board of directors; or (3) by the stockholders.

      Section 2-418 provides that a director who has been successful, on the merits or otherwise, in the defense of any proceeding shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding. A court of appropriate jurisdiction upon application of a director and such notice as the court shall require may order indemnification in the following circumstances: (1) if it determines a director is entitled to reimbursement pursuant to a director's success, on the merits or otherwise, in the defense of any proceeding, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or (2) if it determines that director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in

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the case of a proceeding charging improper personal benefit to the director, shall be limited to expenses.

      The reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of both a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification by the corporation has been met, and a written undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the standard of conduct has not been met.

      The indemnification and advancement of expenses provided or authorized by
Section 2-418 are not exclusive of any other rights to which a director may be entitled both as to action in his official capacity and as to action in another capacity while holding such office. Pursuant to Section 2-418, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while serving in such capacity, is or was at the request of the corporation serving as a director, officer, partner, trustee, employee, or agent of another corporation or legal entity or of an employee benefit plan, against liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under Section 2-418. A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, which is not inconsistent with Section 2-418. A subsidiary or an affiliate of the corporation may provide the insurance or similar protection.

      Maryland corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Huntington currently has in effect a directors' and officers' liability insurance policy.

Item 8.  Exhibits.
         --------

5.1 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares of Huntington common stock (contained in the Form S-4 previously filed on March 16, 2004 to which this Post-Effective Amendment No. 1 relates)

23.1     Consent of Deloitte & Touche LLP*

23.2     Consent of Ernst & Young LLP*

23.3     Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1 Power of Attorney (contained in the Form S-4 previously filed on March 16, 2004 to which this Post-Effective Amendment No. 1 relates)

* Filed herewith

Item 9.  Undertakings.
         ------------

(a)      The undersigned Registrant hereby undertakes:

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

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is,

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

therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
















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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this post-effective amendment no. 1 on Form S-8 to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, Ohio, on March 24, 2006.

                                            HUNTINGTON BANCSHARES INCORPORATED

                                            By    /s/ Thomas E. Hoaglin
                                              ----------------------------------
                                              Name:  Thomas E. Hoaglin
                                              Title: Chairman, President and
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 on Form S-8 to the registration statement on Form S-4 has been signed below by the following persons in the capacities indicated on March 24, 2006.

        SIGNATURE                                       TITLE

                                         Chairman, President, Chief Executive
/s/ Thomas E. Hoaglin                            Officer and Director
----------------------------------          (Principal Executive Officer)
    Thomas E. Hoaglin

/s/ Donald R. Kimble                          Executive Vice President,
----------------------------------      Chief Financial Officer and Controller
    Donald R. Kimble                (Principal Financial and Accounting Officer)


         *                                            Director
-----------------------
  Raymond J. Biggs

         *                                            Director
-----------------------
  Don M. Casto III

         *                                            Director
-----------------------
  Michael J. Endres

         *                                            Director
-----------------------
  John B. Gerlach Jr.

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

         *                                            Director
-----------------------
   Karen A. Holbrook

         *                                            Director
-----------------------
   David P. Lauer

         *                                            Director
-----------------------
   William J. Lhota

         *                                            Director
-----------------------
  David L. Porteous

                                                      Director
-----------------------
Robert H. Schottenstein


         *                                            Director
-----------------------
  Kathleen H. Ransier


*By:  /s/ Richard A. Cheap
    ----------------------
       Richard A. Cheap
      as Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT             DESCRIPTION
5.1                 Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares of Huntington common stock (contained in the Form S-4 previously filed on March 16, 2004 to which this Post-Effective Amendment No. 1 relates)

23.1                Consent of Deloitte & Touche LLP*

23.2                Consent of Ernst & Young LLP*

23.3                Consent of Wachtell, Lipton, Rosen & Katz (included in
                    Exhibit 5.1)

24.1 Power of Attorney (contained in the Form S-4 previously filed on March 16, 2004 to which this Post-Effective Amendment No. 1 relates)

* Filed herewith.

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